UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2025

LANDSEA HOMES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38545	82-2196021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1717 McKinney Avenue, Suite 1000

Dallas, TX 75202

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 345-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LSEA	The Nasdaq Capital Market
Warrants exercisable for Common Stock	LSEAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2025, Thomas Hartfield informed the Board of Directors (the “Board”) of Landsea Homes Corporation (the “Company”) that he does not intend to stand for re-election to continue to serve as a director at the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”). Mr. Hartfield will continue to serve through the remainder of his current term. Mr. Hartfield’s decision was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On January 21, 2025, in connection with Mr. Hartfield’s decision not to stand for re-election, the Board appointed Susan Lattmann as a director, effective immediately, to serve until the 2025 Annual Meeting and until her successor shall have been duly elected and qualified or until her earlier death, resignation or removal. Ms. Lattmann has not been appointed to serve on any Board committee at this time.

Ms. Lattmann has served as the Chief Financial Officer for The Row, an international luxury apparel retailer, since 2021. Previously, she was employed by Bed Bath & Beyond Inc. (Nasdaq: BBBY) for over 23 years, where she held several roles, including Chief Financial Officer and Chief Administrative Officer. She began her professional career with Arthur Andersen LLP. Ms. Lattmann also served previously on the Board from 2022 until 2023, where she was the Co-Chair of the Compensation Committee. Ms. Lattmann has also served on the Board of Directors of Superior Group Companies (Nasdaq: SGC) since February 2024, the Board of Directors of Aterian, Inc. since February 2022, the Board of Directors of Farmer Focus, a private organic chicken company, since 2021, where she is the Chair of the Audit Committee, and the Board of Directors of ArcTrust III, a private growth and income real estate investment trust, since 2020. Ms. Lattmann received her Bachelor of Science degree with honors from Bucknell University and is a certified public accountant.

In connection with her appointment, Ms. Lattmann has entered into the Company’s standard indemnification agreement for directors and officers, the form of which is included as Exhibit 10.22 to the Company’s Annual Report on the Form 10-K filed February 29, 2024. Ms. Lattmann will receive compensation for service on the Board in accordance with the Company’s standard compensatory arrangement for non-employee directors, as described in the Company’s proxy statement filed on April 24, 2024.

Ms. Lattmann has no family relationships with any director or executive officer of the Company. Other than as described above, there are (i) no transactions in which Ms. Lattmann has an interest requiring disclosure under Item 404(a) of Regulation S-K and (ii) no arrangements or understandings between Ms, Lattmann and any other person pursuant to which she was elected to serve as a director.

In connection with the foregoing, the Board approved (i) the increase in the size of the Board from seven to eight directors, effectively immediately prior to Ms. Lattmann’s appointment, and (ii) the decrease in the size of the Board from eight directors to seven directors, to be effective upon Mr. Hartfield’s departure from the Board at the 2025 Annual Meeting.

Item 7.01 Regulation FD.

On January 22, 2025, the Company issued a press release announcing the appointment of Ms. Lattmann as a director. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished as part of this report:

Exhibit No.	Description
99.1	Press Release issued January 22, 2025 by Landsea Homes Corporation
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSEA HOMES CORPORATION

Date:	January 22, 2025
/s/ C. Kelly Rentzel
C. Kelly Rentzel
General Counsel